Exhibit 10.1
Interim Credit Agreement

Dated as of: November 20, 2006

Borrower: Standard Drilling, Inc., a Nevada corporation

Lender: Prentis B. Tomlinson, Jr.

Loan amount: In an initial aggregate principal amount of one million dollars ($1,000,000.00), which may be increased to a maximum aggregate principal amount of five million dollars ($5,000,000).

1. Lender agrees to loan to Borrower in an initial aggregate principal amount of $1,000,000.00, which may be increased to a maximum aggregate principal amount of $5,000,000 in Lender’s sole discretion, in lump sum or in installments in accordance with this agreement.

2. Borrower shall execute a promissory note or notes evidencing the indebtedness (“Demand Note”) in an initial aggregate principal amount of $1,000,000.00, which may be increased to a maximum aggregate principal amount of $5,000,000 together with interest on the unpaid principal amount at the rate of 10% per annum, compounded monthly. Additional Demand Notes may be issued if the loan amount is increased by Lender in accordance with the terms hereof. Interest shall be calculated on an the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed and accrued, but unpaid interest, shall be payable in full upon demand.

3. Borrower may request loans from time to time from Lender in accordance with this Agreement and the Demand Note; provided, that the aggregate amount of all loans outstanding hereunder and under the Demand Note shall not exceed an aggregate principal amount of $5,000,000.00. Lender may, in its sole discretion, loan the requested amounts to Borrower according to the terms of this agreement and the Demand Note. Nothing herein or in the Demand Note shall be construed as requiring Lender to comply with any request by Borrower for any additional loan amount if in the Lender’s judgment the requested amount should not be honored.

4. This agreement may be terminated by either Lender or Borrower at any time. Termination by either party shall not release, discharge or modify the indebtedness owed to Lender from Borrower.

5. The Borrower shall execute and deliver to Lender a Security Agreement of even date herewith substantially in the form attached hereto as Exhibit A (the “Security Agreement”), pursuant to which the Borrower shall grant to the Lender a lien and security interest in and to the Collateral (as defined in the Security Agreement) to secure payment of the Demand Note.

6. Amounts loaned by Lender hereunder shall be used for general corporate and working capital purposes.

7. Borrower represents as follows:

(a) Borrower is Nevada corporation in good standing.

(b) Borrower is authorized by its constituent documents and applicable law to enter into this agreement.

(c) All information provided by Borrower to Lender, including financial reports, is true and correct.

(d) Borrower’s execution of this agreement and amounts loaned by Lender, if any, do not violate or conflict with any covenant or condition of Borrower under any other credit agreement, note, regulation, or law.

8. All amounts outstanding under this agreement shall be repaid in full upon demand by the Lender at any time after the date which is ninety (90) days from the date hereof. The Borrower shall have the right to prepay the loan in whole or in part at any time without penalty. Amounts repaid may not be reborrowed.

9. Borrower covenants and agrees that it will:

(a) Keep accurate financial records of all business operations, and provide Lender with any financial reports or statements requested by Lender.

(b) Permit inspections of Borrower’s books, records, premises, and assets by Lender.

(c) Promptly notify Lender of any threatened litigation or change in business conditions that may adversely affect Borrower.

10. Borrower covenants and agrees that it will not:

(a) Encumber or permit any mortgages, security interests, or other encumbrances to be assessed against its assets without prior written Lender’s consent.

(b) Increase salaries of any officers during the term of this loan, except with prior written consent of Lender.

(c) Declare any dividends or distributions without prior written consent of Lender.

11. It shall be a default by Borrower: (1) to breach any of the foregoing covenants; or (2) to fail to pay all liabilities (as defined in the Demand Note) due to Maker upon demand.

12. On the occurrence of any event of default, all obligations under this loan will immediately become due and payable on demand of Lender without presentation, demand for payment, notice of dishonor, protest, or notice of protest of any kind, all of which are expressly waived by the Borrower. Lender will have all remedies provided by the Texas Business and Commerce Code, as well as all other remedies available at law or equity, and provided under this loan agreement and related agreements and instruments.

13. Lender's failure or delay to exercise any right or privilege under this agreement will not operate as a waiver of any such right or privilege or any further exercise of the right or privilege.

14. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses set forth beneath their respective signatures below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective (a) upon personal delivery, or (b) one (1) Business Day after deposit with a nationally-recognized overnight courier service, or (c) three (3) Business Days after deposit with registered or certified, first class mail, postage prepaid.

15. This agreement shall be governed by the laws of the State of Texas. The obligations of the Debtor under this agreement and any Demand Note are performable in Harris County, Texas. Any suit, action or proceeding against the Borrower with respect to this agreement or any Demand Note or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Harris, or in the United States courts located in Harris County, Texas and the Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Borrower hereby irrevocably consents to service of process in any suit, action or proceeding in said court by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to the Borrower, at the address for notices as set forth beneath the Borrower’s signature hereto. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or any Demand Note brought in the courts located in the State of Texas, County of Harris, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this agreement by signing any such counterpart.

17. This agreement and the Demand Note set out the entire agreement of the parties.

18.  If any part of this agreement is held to be invalid, all other parts will continue in effect as if the invalid provision had never been included.

Interim Credit Agreement
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In witness hereof, the parties have executed this agreement as of November 20, 2006.

LENDER

Prentis B. Tomlinson, Jr.  [name]

By:/S/Prentis B. Tomlinson, Jr. [signature]

Prentis B. Tomlinson, Jr. [typed name and title]

Address for Notices:

Date: 11/27/06

BORROWER

Standard Drilling, Inc. [name]

By: /S/Edward L. Moses, Jr. [signature]

Edward L. Moses, Jr., President and COO [typed name and title]

Address for Notices:

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